EXHIBIT 10.28

FIRST MODIFICATION AGREEMENT

THIS FIRST MODIFICATION AGREEMENT (the “Agreement”) is made and entered into this   30 th   day of March, 2007, by and between First Keystone Bank (the “Bank”), chartered under the Laws of the United States of America, having its principal office at 22 West State Street, Media, Pennsylvania, 19063, Spitz, Inc., a Delaware corporation (the “Borrower”), with an address of P.O. Box 198, Route 1, Chadds Ford, Pennsylvania, 19317, and Evans & Sutherland Computer Corporation, a Utah corporation (the “Guarantor”).  The Bank, Borrower and Guarantor are sometimes herein referred to as a “Party” and collectively as the “Parties”.

Background

A.            Bank extended to Borrower and Transnational Industries, Inc., a Delaware corporation (“Transnational”), a credit facility on January 14, 2004, (the “Loan”) in the original principal sum of Three Million Two Hundred Thousand Dollars ($3,200,000.00) evidenced by that certain Mortgage Note (the”Note”) made by Borrower and Transnational and delivered to Bank on January 14, 2004.  The Loan was advanced to finance the acquisition of the premises known as Route 1, Chadds Ford Township, Delaware County, Pennsylvania, being Folio No. 04-00-00034-02 and operated by Borrower as its principal business office.

B.            The Loan is further evidenced by that certain Loan Agreement by and among the Borrower, Transnational and Bank dated January 14, 2004 (the “Loan Agreement”).

C.            In addition to the Loan, Bank extended to Borrower a line of credit facility in the original maximum principal sum of Three Million Dollars ($3,000,000.00) (the “Line of Credit”) to be advanced pursuant to that certain Line of Credit Agreement between Borrower, Guarantor and Bank dated April 28, 2006 (the Line of Credit Agreement”).

D.            On or about April 28, 2006, Transnational sold all of Transnational’s one hundred percent (100%) ownership interest in and to Borrower to Guarantor.

E.             In connection with the origination of the Line of Credit and the sale by Transnational of all of Transnational’s interests in and to Borrower, Bank released Transnational as a co-borrower under the Loan as more fully set forth in the Line of Credit Agreement.

F.             The Loan Agreement sets forth certain financial covenants of the Borrower, including without limitation a covenant to deliver to Bank within ninety (90) days following the end of Borrower’s fiscal year and each fiscal quarter, respectively, in each year, the Borrower’s Annual Report on Form 10-KSB and quarterly report on Form 10-QSB, (the “Financials”), and a covenant to provide Bank, within thirty (30) days of the date the same are due for filing, copies of Borrower’s Federal Income Tax Returns (the “Tax Returns”).

G.            Guarantor is a publicly traded company and, pursuant to the Line of Credit Agreement, has agreed to provide to Bank, within ninety (90) days following the end of Guarantor’s fiscal year and each fiscal quarter, respectively, in each year, Guarantor’s Annual Report on Form 10-K and quarterly report on Form 10-Q.

H.            As a wholly owned subsidiary of Guarantor, Borrower is no longer required to prepare separate audited financials or file a separate income tax return and Borrower and Guarantor have requested that Bank waive the requirement that Financials and Tax Returns be provided.

I.              As of the date hereof the outstanding principal balance of the Loan is Two Million Nine Hundred Thirteen Thousand Dollars Nine Hundred Sixty Two and 53/100 dollars ($2,913,962.53).

J.             Guarantor has agreed to guarantee the Loan as more fully set forth in that certain Guaranty dated even date herewith (the “Guaranty”) in consideration of the agreement of Bank to grant Borrower’s and Guarantor’s aforementioned request and modify the terms of the Loan Agreement.

K.            Bank has no obligation to modify the terms of the Loan. Bank is willing to grant Borrower’s and Guarantor’s aforementioned request on the terms and conditions set forth in this Agreement.

Agreement

NOW THEREFORE, in consideration of the sum of One ($1.00) Dollar and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby covenant and agree as follows:

1.             The Background recitals are incorporated herein by reference.

2.             Sections 4.1.7 (a) and (c) of the Loan Agreement respecting the requirement that Borrower provide Financials and Tax Returns to the Bank are deleted in their entirety.

3.             So long as the Loan or any portion thereof remains outstanding, Guarantor, at Guarantor’s sole cost and expense,  shall deliver or cause to be delivered to Bank current and complete financial statements and other information as follows:

(a)           Within ninety (90) days following the end of Guarantor’s fiscal year and each fiscal quarter, respectively, a copy of Guarantor’s Annual Report on Form 10-K and quarterly report on Form 10-Q, each of which will include financial statements consisting of a balance sheet, income statement and statement of source and application of funds for Guarantor.  Such financial statements for Guarantor shall: (i) in the case of the annual statements be accompanied by an audit opinion by a certified public accounting firm selected and paid for by Guarantor and satisfactory to Bank (it being agreed that Guarantor’s current certified public accounting firm or other nationally recognized public accounting firm is acceptable to the Bank), (ii) be prepared in accordance with generally accepted accounting principles consistently applied, (iii) be in form reasonably satisfactory to Bank and (iv) be certified as true, correct and complete by Guarantor’s chief financial officer.

(b)           Such additional financial and other information as the Bank may from time to time reasonably request, subject to applicable Securities laws and other requirements for publicly traded companies.

Guarantor shall promptly notify Bank  in writing if there is any material adverse change since the date of the last preceding statement submitted to Bank in the financial position of Guarantor, and if there has been such a change, a detailed explanation thereof.

4.             Borrower and Guarantor hereby ratify and affirm all of the terms, conditions and provisions of the Loan Agreement, the Note, the Guaranty and all other documents executed and delivered by Borrower or Guarantor in connection with the Loan, to the extent the same are not otherwise expressly modified herein.  It is expressly agreed and understood that except as expressly provided in this Agreement, the terms, conditions and provisions set forth in the Loan Agreement, the Note, and all other documents executed and delivered by Borrower or Guarantor in connection with the Loan shall remain in full force and effect in accordance with their respective terms, conditions and provisions.  Without limiting the generality of the foregoing, nothing in this Agreement shall be construed to:

(i)            impair the validity, perfection or priority of any lien or security interest securing the Loan;

(ii)           waive or impair any rights, powers or remedies of Bank under the Loan Agreement, the Note, the Guaranty and all other documents executed and delivered by Borrower or Guarantor in connection with the Loan with respect to any defaults thereunder which may occur;

(iii)         require Bank to hereafter amend or modify the terms of the Loan Agreement, the Note, the Guaranty or any other documents executed and delivered by Borrower or Guarantor in connection with the Loan; or

(iv)          make any other loan or other extension of credit to Borrower or Guarantor.

In the event of any inconsistency between the terms of this Agreement and the Loan Agreement, this Agreement shall govern.  Borrower and Guarantor each acknowledge that it has consulted with counsel in connection with the negotiation and delivery of this Agreement.  This Agreement shall be construed without regard to any presumption or rule requiring that it be construed against the party causing this Agreement or any part of this Agreement to be drafted.

5.             Borrower and Guarantor hereby acknowledge and agree that no setoff or counterclaim to Borrower’s and Guarantor’s obligations evidenced by the Loan Agreement, the Note, the Guaranty and all other documents executed and delivered by Borrower or Guarantor in connection with the Loan exists, and no agreement has been made with any person under which any deduction or discount may be claimed, that to the best of Borrower’ s and Guarantor’s knowledge, information and belief, no Event of Default (as defined in the Loan Agreement) has occurred which is continuing and no event has occurred which with the passage of time or the giving of notice or both, could become an Event of Default under the Loan Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

BANK:
FIRST KEYSTONE BANK

	BY:	/s/ David Ffrench

BORROWER:
SPITZ, INC., A Delaware Corporation

/s/ Calvin Eddings		BY: /s/ Paul L. Dailey
Witness

/s/ Calvin Eddings		ATTEST: /s/ David H. Bateman
Witness

[Corporate Seal]

GUARANTOR:
EVANS & SUTHERLAND COMPUTER CORPORATION, a Utah Corporation

/s/ Calvin Eddings		BY: /s/ David H. Bateman
Witness

/s/ Calvin Eddings		ATTEST: /s/ Paul L. Dailey
Witness
[Corporate Seal]